Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and among

INSPIRED BUILDERS, INC.

and

BRENDAN POWDERLY
and

CERTAIN PURCHASERS LISTED HEREUNDER

Dated as of January 13, 2012

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of January 13, 2012 (the “Closing Date”), by and between Brendan Powderly and the persons and entities indicated on the attached Schedule of Purchaser (hereinafter collectively referred to as “Purchasers”), upon the following premises:

Premises

WHEREAS, Inspired Builders, Inc., a Nevada corporation (hereinafter referred to as “PubCo”), with principal offices located at 288 Main Street, Georgetown, MA 01833, is a publicly held corporation organized under the laws of the State of Nevada;

WHEREAS, Brendan Powderly (the “Principal PubCo Stockholder”) is currently the principal stockholder of PubCo, owning, directly or indirectly, 10,000,000 shares of PubCo Common Stock (as defined in Section 2.02 below), representing 90.7% of the issued and outstanding PubCo Common Stock on a fully diluted basis as of the date hereof;

WHEREAS, Principal PubCo Stockholder agrees to sell 10,000,000 shares to Purchasers in exchange for the payment of Fifteen Thousand Dollars ($15,000) (the “Stock Sale”) and the assumption of all the liabilities and obligations of the PubCo (such transactions hereinafter referred to as the "Contemplated Transaction"), and the Purchasers agrees to pay the purchase price on the terms described herein; and

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PUBCO

As an inducement to, and to obtain the reliance of, Purchaser, and except as set forth in the corresponding disclosure schedules delivered by PubCo in connection with this Agreement (the “PubCo Schedules”), each of PubCo and Principal PubCo Stockholder jointly and severally represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 1.01 Organization.  PubCo is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Other than Massachusetts, PubCo is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified. The execution and delivery of this Agreement does not, and the consummation of the Contemplated Transactions will not, violate any provision of PubCo’s Organizational Documents.  PubCo has full power, authority, and legal right and has taken all action required by law, its Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement and to consummate the Contemplated Transactions.

Section 1.02 Capitalization.  The authorized capital stock of PubCo consists of  (a) 50,000,000 shares of common stock, par value $0.001 per share (“PubCo Common Stock”), of which 11,025,000 shares are issued and outstanding immediately prior to the consummation of the contemplated Transaction, 775,000 shares of which have been registered for resale with the U.S. Securities and Exchange Commission (“SEC”) pursuant to an effective registration statement, and an additional 250,000 shares which were sold and issued pursuant to Regulation D and (b) 5,000,000 shares of preferred stock, par value $0.001 per share (“PubCo Preferred Stock”), none of which are issued and outstanding.  All issued and outstanding shares of PubCo Common Stock are legally issued, fully paid, and non-assessable, issued in compliance with all applicable securities laws and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations.  PubCo does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation or any interest in any other partnership, limited liability company or any other entity.

Section 1.04 Financial Statements.

(a) Copies of (a) the audited balance sheet of PubCo as of September 30, 2011 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal year ended September 30, 2011, together with the notes to such statements and the opinion of Donahue & Associates, P.A., independent certified public accountants, and (b) the unaudited balance sheet of PubCo as of June 30, 2011 (together with the balance sheets of PubCo as of June 30, 2011, the “PubCo Balance Sheets”) and the related unaudited statements of operations, stockholders’ equity and cash flows for the nine-month period ending September 30, 2011 (the financial statements referred to in (a) and (b) collectively, the “PubCo Financial Statements”) have been filed with the SEC.

(b) The PubCo Financial Statements have been prepared in accordance with US GAAP consistently applied throughout the periods involved. The PubCo Balance Sheets are true and accurate and fairly present as of their respective dates the financial condition of PubCo.  As of the respective dates of the PubCo Balance Sheets, except as and to the extent reflected or reserved against therein, PubCo had no liabilities or obligations (absolute or contingent) which should be reflected in the PubCo Balance Sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and fairly present the value of the assets of PubCo, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows in the PubCo Financial Statements reflect fairly the information required to be set forth therein by GAAP.

(c) Except as disclosed on the Schedule of Outstanding Liabilities , PubCo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable. All liabilities on the Schedule of Outstanding Liabilities will be satisfied at Closing.

(d) All of PubCo’s assets are reflected on the PubCo Financial Statements, and, except as set forth in the PubCo Schedules or the PubCo Financial Statements, PubCo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information.  The information concerning PubCo set forth in this Agreement and the PubCo Schedules, if any, is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of PubCo after reasonable investigation, threatened by or against PubCo or affecting PubCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  PubCo does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 1.07 Compliance With Laws and Regulations.  To the best of its knowledge, PubCo has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.08 Material Transactions or Affiliations.  Except for this Agreement and the Contemplated Transactions, there exists no contract, agreement or arrangement between PubCo and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by PubCo to own beneficially, five percent (5%) or more of the issued and outstanding PubCo Common Stock and which is to be performed in whole or in part after the date hereof or was entered into not more than one (1) year prior to the date hereof.  Neither any officer, director, nor five percent (5%) stockholder of PubCo has, or has had since inception of PubCo, any known interest, direct or indirect, in any such transaction with PubCo which was material to the business of PubCo.  PubCo has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 1.09 Bank Accounts; Power of Attorney.  Set forth in Schedule 1.09 of  the PubCo Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by PubCo within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of PubCo, (b) all safe deposit boxes and other similar custodial arrangements maintained by PubCo within the past twelve (12) months, (c) the check ledger for the last twelve (12) months, (d) the names of all persons holding powers of attorney from PubCo or who are otherwise authorized to act on behalf of PubCo with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations, and (e) a list of all the current officers and directors of PubCo. Any accounts listed on Schedule 1.09 shall be closed upon the Closing of this Contemplated Transaction. Upon the closing of this transaction, the bank account listed on Schedule 1.09 shall be closed and all proceeds shall be the property of the Principal PubCo Stockholder.

Section 1.10 Valid Obligation.  This Agreement and all agreements and other documents executed by PubCo in connection herewith constitute the valid and binding obligations of PubCo, enforceable in accordance with their respective terms.

Section 1.11 Filings.  PubCo has filed in a timely manner with the Securities and Exchange Commission (the “SEC”) all reports required to be filed and is “current” in its reporting obligations (collectively, the “SEC Reports”).

Section 1.12 OTCBB.  PubCo trades its PubCo Common Stock on the Over-The-Counter Bulletin Board (“OTCBB”) and meets all requirements to be listed on the OTCBB.  PubCo has not received any correspondence and/or notice (nor has any reason to believe it will in the future receive) regarding the continued eligibility of the PubCo Common Stock to be quoted on the OTCBB.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PURCHASERS

Section 2.01 Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership, or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

Section 2.02 Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other documents to which such Purchaser is a party and to purchase the 10,000,000 shares of PubCo Common Stock being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement and each of the other documents to which such Purchaser is a party have been duly authorized, executed and delivered by such Purchaser and constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with the terms hereof and thereof.

Section 2.03 No Conflicts. The execution, delivery and performance of this Agreement and each of the other documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other document to which such Purchaser is a party or to purchase the PubCo Common Stock in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

Section 2.04 Status of Purchasers. Each Purchaser is an “accredited investor” (“Accredited Investor”) as defined in Regulation D, which definition is attached hereto as Exhibit B, or a “non-US person” as defined in Regulation S. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act, and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

Section 2.05 Acquisition for Investment. Each Purchaser is acquiring the PubCo Common Stock solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. The Purchaser does not have a present intention to sell the PubCo Common Stock, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the PubCo Common Stock to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the PubCo Common Stock for any minimum or other specific term and reserves the right to dispose of the PubCo Common Stock at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser represents that it is able to bear the financial risks associated with an investment in the PubCo Common Stock and that it has been given full access to such records of the Company and to the officers of the Company and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and that such Purchaser has had access to the periodic filings made by the Company with the Commission. Each Purchaser represents that it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser further represents that such Purchaser understands that the purchase of the PubCo Common Stock involves substantial risks.

Section 2.06 Additional Representations and Warranties of Accredited Investors. Each Purchaser further makes the representations and warranties to the Company set forth on Exhibit B-1.

Section 2.07 Additional Representations and Warranties of Non-U.S. Persons. Each Purchaser indicating that it is not a U.S. person, severally and not jointly, further makes the representations and warranties to the Company set forth on Exhibit B-2.

Section 2.08 Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

Section 2.09 No General Solicitation. Each Purchaser acknowledges that the PubCo Common Stock was not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or the internet, including via email message, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

Section 2.10 Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised independently that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that, to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

Section 2.11 Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the PubCo Common Stock purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

ARTICLE III
PLAN OF SALE

Section 3.01 The Sale.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Purchasers shall pay to the Principal PubCo Stockholder in cash the amount of Fifteen Thousand Dollars ($15,000) (the “Purchase Price”).  In exchange for the payment of the Purchase Price, the Principal PubCo Stockholder shall cause the 10,000,000 shares of PubCo Common Stock to be transferred to the Purchasers in accordance with the amounts indicated next to their respective name on the Schedule of Purchaser an aggregate of ten million (10,000,000) shares of PubCo Common Stock, representing 90.7% of the total issued and outstanding PubCo Common Stock (the “Sold Shares”). At the closing of the transactions described in this Section 3.01 (the “Closing”), the Purchasers shall, upon complete payment of the Purchase Price, be entitled to receive certificates evidencing its interest in the Sold Shares. Upon consummation of the Contemplated Transactions, there shall be 11,025,000 shares of PubCo Common Stock issued and outstanding on a fully diluted basis.

Section 3.02 Closing Events.  At the Closing, Principal PubCo Stockholder and the Purchasers shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the Contemplated Transactions.

Section 3.03 Termination.  This Agreement may be terminated only in the event that any party does not meet the conditions precedent set forth in Articles V and VI hereof.  If this Agreement is terminated pursuant this Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

Section 3.04 Liabilities.  On the Closing, the Purchasers will be assuming all outstanding liabilities of PubCo and the Principal PubCo Stockholder shall not be liable for any outstanding obligations.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records.  PubCo will afford to the officers and authorized representatives of the Purchasers full access to the properties, books and records of PubCo, in order that each party may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other party, and each party will furnish to the other party such additional financial and operating data and other information as to the business and properties of PubCo as the Purchaser shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other party with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records.  At the Closing, PubCo shall deliver to Purchaser the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of PubCo now or then in the possession of PubCo or its representatives.

Section 4.03 Third Party Consents and Certificates.  PubCo and the Purchaser agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Contemplated Transactions.

Section 4.04 Indemnification.

(a) Purchasers hereby agree to indemnify Principal PubCo Stockholder, PubCo and each of the officers, agents and directors of PubCo as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, attorneys' fees, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made hereunder.  The indemnification provided for in this paragraph shall survive the Closing and consummation of Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

(b) PubCo and Principal PubCo Stockholder hereby jointly and severally agree to indemnify the Purchaser and each of the respective officers, agents, and directors of the Purchaser as of the date of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made hereunder, including without limitation:

(i) for any foreign, Federal, state or local tax of any kind arising out of or by reason of the existence or operations of PubCo and/or the PubCo Principal Stockholder prior to the Closing, including, without limitation, any payroll taxes owed by PubCo;

(ii) in respect of any salary, bonus, wages or other compensation of any kind owed by PubCo to any party for services rendered on or prior to the Closing;

(iii) for any damages to the environment caused by or arising out of any pollution resulting from or otherwise attributable to the operation of the business of PubCo prior to the Closing;

(iv) in respect of any payable of PubCo incurred prior to the Closing;

(v) in respect of any liability or indebtedness, including, without limitation, with respect to the execution and performance of this Agreement; and

(vi) for expenses required to be borne by PubCo and/or Principal PubCo Stockholder under the provisions of this Agreement.

The indemnification provided for in this paragraph shall survive the Closing and consummation of the Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF PRINCIPAL PUBCO STOCKHOLDER

The obligations of Principal PubCo Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by the Purchaser in this Agreement were true when made and shall be true on the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date. The Purchaser shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Purchaser prior to or at the Closing.

Section 5.02 Payment of Purchase Price.  The Purchaser shall have deposited the full Purchase Price on the Closing Date pursuant to the terms of an escrow agreement and the Company shall receive the Purchase Price upon the Closing.

Section 5.03 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Contemplated Transactions.

Section 5.04 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Contemplated Transactions, shall have been obtained.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

The obligations of the Purchaser under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by PubCo in this Agreement were true when made and shall be true on the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date.  PubCo shall have performed and complied with all covenants and conditions required by this Agreement prior to or at the Closing.

Section 6.02 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Contemplated Transactions.

Section 6.03 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Contemplated Transactions, or for the continued operation of PubCo after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers.  Principal PubCo Stockholder and the Purchaser agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation or execution of this Agreement or consummation of the Contemplated Transactions.  Principal PubCo Stockholder and the Purchaser each agree to indemnify the other party against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the Contemplated Transactions based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.  Venue for all matters shall be in Nevada, without giving effect to principles of conflicts of law thereunder.  Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by facsimile, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Purchaser, to:
See the attached Schedule of Purchasers

If to Principal PubCo Stockholder, to:
Inspired Builders, Inc.
288 Main Street
Georgetown, MA 01833
Attn: Brendan Powderly
Tel: (978) 380-0181

With copies to (which shall not constitute notice):
Gregg E. Jaclin, Esq.
Anslow & Jaclin LLP
195 Route 9 South
Manalapan, NJ  07726
Tel:  732-409-1212
Fax: 732-577-1188

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (a) upon receipt, if personally delivered, (b) on the day after dispatch, if sent by overnight courier, (c) upon dispatch, if transmitted by facsimile and receipt is confirmed by email, or (d) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality.  Each party hereto agrees with the other parties that, unless and until the Contemplated Transactions have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (a) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (b) to the extent that such data or information must be used or disclosed in order to consummate the Contemplated Transactions.  In the event of the termination of this Agreement, each party shall return to the other parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the Contemplated Transactions) or file any document, relating to this Agreement and Contemplated Transactions, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge.  The Purchaser Schedules and PubCo Schedules referred to herein and delivered pursuant to and attached to this Agreement (collectively, “Schedules”) are integral parts of this Agreement.  The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Purchaser or PubCo, as the case may be, or is outside the ordinary course of business. The Purchaser is responsible for preparing the Purchaser Schedules and PubCo is responsible for preparing the PubCo Schedules. Each of the Purchaser Schedules and the PubCo Schedules will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement, and the disclosure in any such numbered and lettered section of the Purchaser Schedules or the PubCo Schedules, as the case may be, shall qualify and shall be deemed to qualify such other paragraphs in this Agreement to the extent such qualification is reasonably apparent regardless of the absence of any express cross-reference to such other paragraph.  Each party is presumed to have full knowledge of all information set forth in the other party’s Schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries.  This contract is strictly between PubCo and the Purchaser, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses.  Subject to Section 7.04 above, whether or not the Sale is consummated, each of Principal PubCo Stockholder and the Purchaser will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Sale or any of the other Contemplated Transactions.

Section 7.10 Entire Agreement.  This Agreement, together with the Schedules and any certificate or agreements delivered on the Closing Date, represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of Contemplated Transactions for the later of a period of two (2) years or the applicable statute of limitations (for example, if the statute of limitations for taxes is six years, then the representation and warranty contained herein shall survive for six years.

Section 7.12 Counterparts.  This Agreement may be executed in multiple counterparts and by facsimile or other electronic means, such as scanned pages, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other parties shall be construed as a waiver or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Contemplated Transactions shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the Contemplated Transactions.

Section 7.15 References.  References to Sections, Articles, Schedules or Exhibits in this Agreement shall be to Sections, Articles, Schedules or Exhibits to this Agreement unless explicitly provided otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first-above written.

INSPIRED BUILDERS, INC.

By:	/s/
Name: Brendan Powderly
Title: Chief Executive Officer

BRENDAN POWDERLY

By:	/s/
Brendan Powderly, individually and personally

PURCHASERS

By:	/s/
Name:
Title:

[Signature Page to Share Purchase Agreement]